                              EXHIBIT 11
             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
        (Dollars and Shares in thousands, except per share data)
                                     December 31, 2001     December 31, 2000
                                     -----------------     -----------------
BASIC EARNINGS PER SHARE:
  Weighted average shares outstanding      14,343                14,284
                                     =================     =================

Income from continuing operations        $  5,709               $ 7,132
Loss from discontinued operations         (55,906)               (8,462)
                                     -----------------     -----------------
Net income (loss)                        $(50,197)              $(1,330)
                                     =================     =================

Income per share from continuing
  operations                             $   0.40               $  0.50
Income (loss) per share from
  discontinued operations                $  (3.90)              $ (0.59)
                                     -----------------     -----------------
Net income (loss) per share              $  (3.50)              $ (0.09)
                                     =================     =================


DILUTED EARNINGS PER SHARE:
  Basic weighted average shares
    outstanding                            14,343                14,284
  Dilutive stock options -
    based on treasury stock method
    using the average market price            671                    19
                                     -----------------     -----------------
Total shares                               15,014                14,303
                                     =================     =================

Income from continuing operations        $  5,709               $ 7,132
Loss from discontinued operations         (55,906)               (8,462)
                                     -----------------     -----------------
Net income (loss)                        $(50,197)              $(1,330)
                                     =================     =================

Income per share from continuing
  operations                             $   0.38               $  0.50
Loss per share from discontinued
  operations                             $  (3.72)              $ (0.59)
                                     -----------------     -----------------
Net income (loss) per share              $  (3.34)              $ (0.09)
                                     =================     =================
